Exhibit F

Legal Affairs Department

China Development Bank

29 Fuchengmenwai Street

Xicheng District

Beijing 100037

People’s Republic of China

August 18, 2005

Division of Corporation Finance

Securities and Exchange Commission

Washington, D.C. 20549

United States of America

Ladies and Gentlemen:

On behalf of the Legal Affairs Department of China Development Bank, we hereby consent to the use of our name wherever appearing in this Registration Statement, as amended, being filed by China Development Bank with the United States Securities and Exchange Commission in connection with the registration of US$610,000,000 aggregate principal amount of the debt securities of China Development Bank under Schedule B of the United States Securities Act of 1933, as amended. We further consent to the filing of this letter as an exhibit to such Registration Statement, as amended. In giving the foregoing consent and by the use of our name under the Registration Statement, as amended, however, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Legal Affairs Department

China Development Bank

By:	/s/ WU AIMIN
Name:	Wu Aimin
Title:	Managing Director

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